Consent of Independent Auditors


The Board of Directors
Aeroflex Incorporated:


We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-75496, No. 33-88868, No. 33-88878, No. 333-42399, No.
333-42405,  No. 333-64611,  No. 333-90173,  No.  333-31654,  No. 333-53626,  No.
333-53622, No. 333-61094,  No. 333-73646, No. 333-103322,  No. 333-97027 and No.
333-97029) and on Form S-3 (No. 333-53618) of Aeroflex Incorporated of our report dated August 12, 2002, except for Note 16, which is as of February 14, 2003, relating to the consolidated balance sheets of Aeroflex Incorporated and subsidiaries as of June 30, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows, for each of the years in the three-year period ended June 30, 2002, and related consolidated financial statement schedule, which report appears in Aeroflex Incorporated's filing on Form 8-K, dated June 27, 2003.



Melville, New York
July 18, 2003